EXHIBIT 10.3
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                      COMMERCIAL REVOLVING PROMISSORY NOTE

$9,000,000.00                                                  New Haven,
                                                               Connecticut
                                                               October"), 2006

     FOR VALUE RECEIVED, the undersigned maker BIRMINGHAM UTILITIES, INC., a Connecticut corporation with a principal address of 230 Beaver Street, Ansonia, Connecticut (the "Borrower"), promises to pay to the order of CITIZENS BANK OF CONNECTICUT, (the "Bank"), a Connecticut stock savings bank, with a place of business at 63 Eugene O'Neill Drive, New London, Connecticut, or at such other place as the Bank or subsequent holder of this Note (hereinafter including Bank, the "Holder") shall from time to time designate, the sum of NINE________________MILLION AND 00/100 DOLLARS ($9,000,000.00) or so much thereof as maybe advanced hereunder, all as conclusively evidenced by the books and records of the Holder, pursuant to a Commercial Loan Agreement dated November 20, 2002, as amended by a First Modification and Reaffirmation Agreement dated December 30, 2003, a Second Modification and Reaffirmation Agreement dated as of April 28, 2005, a Third Modification and Reaffirmation Agreement dated as of August 28, 2006, and a Fourth Modification and Reaffirmation Agreement of even date herewith (collectively the "Agreement"), together with interest on the outstanding principal balance hereof at the rate per annum which is at all times equal to the Interest Rate then in effect pursuant to the terms hereof.

     Pursuant to the terms of the Agreement, Bank may continue to advance and re-advance principal to Borrower under this Note; provided, however, the outstanding principal balance of this Note shall at no time exceed NINE MILLION AND 00/100 DOLLARS ($9,000,000.00), or such lesser amount as may be permitted by the Agreement.

     Interest on the unpaid balance hereof shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed and shall be paid monthly in arrears on the first (1st) day of each month, beginning December 1, 2006. Said sums shall be paid together with all taxes levied or assessed on this Note or the debt evidenced hereby against the Holder, and together with all costs, expenses and reasonable attorneys' fees incurred in any action to collect this Note or to protect or sustain the lien of the Holder, or in any litigation or controversy arising from or connected with this Note, the Agreement or any Loan Document defined in the Agreement.

     The "Interest Rate" in effect hereunder for Advances as defined in the Agreement shall be an annual rate of interest determined in accordance with the terms of the Agreement which is either:

     (i) a variable rate which is at all times equal to the Bank's Prime Rate in effect from time to time minus three-quarters (0.75%) percentage point, such rate to be adjusted simultaneously with any change in the Prime Rate (the "Prime Option"); or

     (ii) a fixed rate one (1.00%) percentage point per annum in excess of the LIBOR Standard Rate, for LIBOR Periods all as such terms are defined in the Agreement (the "LIBOR Standard Option"); or

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     (iii) a rate of one (1.00%) percentage point in excess of the LIBOR
     Advantage Rate, for LIBOR Periods, all as such terms are defined in the Agreement (the "LIBOR Advantage Option").

     All amounts outstanding hereunder shall bear interest at the LIBOR Advantage Option unless otherwise elected by Borrower as more particularly set forth in the Agreement.

     The term "Prime Rate" as used herein shall mean the interest rate which the Bank announces from time to time as its prime rate for commercial loans. The Prime Rate is a rate used by Bank form time to time in setting interest rates on loans. It is not necessarily the lowest or best rate at which the Bank loans money. Any change in the interest rate payable during any Prime Option shall become effective immediately upon any change in the Prime Rate, and such changed interest rate shall be effective without notice from Holder.

     All outstanding principal together with accrued but unpaid interest shall be due and payable in full on September 28, 2007 (the "Maturity Date").

     Notwithstanding the foregoing, in the event Holder shall fail to receive when due any installment of interest or principal due hereunder or upon the occurrence of an Event of Default as defined in the Agreement the entire principal sum with accrued interest thereon due under this Note shall, at the option of Holder, become due and payable forthwith without demand or notice. No failure to exercise such option shall be deemed a waiver on the part of the Holder of any right accruing thereafter. After the occurrence of an Event of Default or after maturity and including the period after any judgment has been rendered with respect hereto, Borrower agrees that the interest rate on the outstanding principal balance of this Note shall be four percentage points (4.0%) per annum higher than the rate of interest otherwise payable under this Note.

     The Borrower does hereby waives demand, presentment for payment, protest, notice of protest and notice of nonpayment of this Note, and does hereby consent to any number of renewals or extensions of the time of payment hereof, and agree that any such renewal or extension may be without notice to any of said parties and without affecting its liability hereunder.

     The Borrower hereby gives the Holder a lien and right of setoff for all the Borrower's liabilities to the Holder upon and against the Borrower's deposits, credits and property now or hereafter in the possession or control of the Holder or in transit to it. The Holder may, upon an Event of Default and during any continuation thereof, apply the same or any part thereof, to any of the Borrower's liabilities to the Holder, though unmatured, without notice and without first resorting to any other collateral.

     Without in any way affecting any other remedy that Holder may have, in the event any payment of principal and interest due hereunder is not received by Holder within ten (10) days after the same is due then Borrower agrees to pay Holder a "late charge" equal to the greater of $35.00 or five percent (5.0%) of the amount of such late payment to cover the additional expenses of Holder's handling of such late payment. Such charge shall be made on a monthly

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basis for each such unaccelerated payment and for each month such unaccelerated payment is delinquent.

     Amounts outstanding hereunder accruing interest at the Prime Option or the LIBOR Advantage Option may be prepaid, in whole or in part, at any time without any prepayment fee or other penalty. Amounts outstanding hereunder accruing interest at the LIBOR Standard Option may only be prepaid upon payment of a fee, if applicable, as more particularly set forth in the Agreement. The acceleration of the indebtedness evidenced hereby upon an Event of Default shall be considered a prepayment of principal and shall subject Borrower to the payment of the applicable fee owing at the time of acceleration. Any partial prepayment will not relieve Borrower from making the next scheduled payment hereunder.

     All payments made hereunder shall be applied first to any costs, charges, expenses or late fees as provided herein and then to interest and then to principal.

     All agreements between Borrower and Holder are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Holder for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrower and Holder in the execution, delivery and acceptance of this Note to contract in strict compliance with the law of the State of Connecticut from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provisions hereof or of any of the Loan Documents at the time when performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from any circumstances whatsoever Holder should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between Borrower and Holder.

     THE BORROWER ACKNOWLEDGES THAT THIS NOTE RESULTS FROM A COMMERCIAL TRANSACTION AND THE BORROWER HEREBY WAIVES ANY RIGHT TO NOTICE OR HEARING UNDER THE CONSTITUTION OF THE UNITED STATES OR ANY STATE OR FEDERAL LAW, INCLUDING CONNECTICUT GENERAL STATUTES SECTION 52-278a ET SEQ., AS NOW OR HEREAFTER AMENDED, OR ANY SUCCESSOR ACT OR ACTS THERETO IN CONNECTION WITH ANY PREJUDGMENT REMEDY SOUGHT BY HOLDER. BORROWER FURTHER WAIVES ANY REQUIREMENT FOR THE POSTING OF ANY BOND IN CONNECTION WITH ANY PREJUDGMENT REMEDY SOUGHT BY HOLDER. BORROWER AUTHORIZES THE ATTORNEY FOR ANY HOLDER OF THIS NOTE TO ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT COURT ORDER. BORROWER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY AFTER

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CONSULTATION WITH ITS ATTORNEY.

     THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH THIS NOTE OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS NOTE IS A PART AND/OR THE DEFENSE OR ENFORCEMENT OF ANY OF BANK'S RIGHTS OR REMEDIES. BORROWER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY AFTER CONSULTATION WITH ITS ATTORNEY.

     This Note is entered into in the State of Connecticut and shall be governed by and construed in accordance with the laws of the State of Connecticut. Borrower agrees that the Superior Court of the State of Connecticut and/or the Federal District Court for the District of Connecticut shall have jurisdiction over any dispute arising out of this Note or any Loan Document. Borrower consents to either such forum as Holder may choose, in any action brought by Holder.

     This Note amends, restates and is delivered in substitution for, but not in satisfaction or repayment of, a certain Commercial Revolving Promissory Note of Borrower payable to Bank dated December 30, 2003 in the original principal amount of Seven Million and 00/100 ($7,000,000.00) Dollars.


                                         BIRMINGHAM UTILITIES, INC.


                                         By: /s/ John S. Tomac
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                                             John S. Tomac
                                             Its President